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[LOGO OF SBA TELECORP PCS]

                                      NEWS


                              FOR IMMEDIATE RELEASE

   SBA COMMUNICATIONS CORPORATION AND TELECORP PCS ENTER INTO "BUILD-TO-SUIT"
                                   AGREEMENT

Boca Raton, FL and Arlington, VA; April 26, 2000: SBA Communications, a leading communications tower developer and owner (NASDAQ NM: SBAC), and TeleCorp PCS, Inc. (NASDAQ NM: TLCP), AT&T Wireless' largest affiliate, announced today an extensive "build-to-suit" agreement for up to 200 tower facilities covering a number of strategic markets in the United States.

The tower facilities will be constructed for SBA's ownership across TeleCorp's domestic SunCom service area, including Louisiana, Mississippi, Arkansas, Texas, Tennessee, Kentucky, Missouri, Indiana, Illinois, Iowa, Michigan and Wisconsin, over the next two years. TeleCorp will execute long term leases to place its wireless network equipment at each site and pay SBA an initial monthly rental fee of $1,100 per site.

"National affiliates are ideal partners for this type of agreement," said Jeffrey Stoops, President of SBA. "And TeleCorp is clearly a strong player with an aggressive plan to expand their business. We're delighted to be able to partner with them on their new tower builds." SBA Chairman Steve Bernstein agrees, "This is an exciting opportunity to grow our and TeleCorp's business, and we're looking forward to a long and productive relationship with TeleCorp."

"We went through a detailed review of providers, and SBA presented the most compelling, creative and convincing arrangement," said Gerald T. Vento, Chairman and CEO of TeleCorp. "By striking this partnership, it allows us to focus our time and capital resources on the core of our business, yet still have the security and confidence that our sites will be ready on time and on budget."

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA's primary focus is the construction of new towers and acquisition of existing towers for its own account. Since it was founded in 1989, SBA has participated in the development of over 13,500 antenna sites in the United States. More information about SBA can be found at www.sbasite.com.

TeleCorp PCS, Inc. has licenses to serve approximately 16.7 million people, and currently provides its SunCom digital wireless service in the following 28 markets: New Orleans, Baton Rouge, Lafayette, Houma, New Iberia, Thibodaux, Hammond and Lake Charles, Louisiana; Memphis and Jackson, Tennessee; Little Rock, Hot Springs, Russellville, Fayetteville and Jonesboro, Arkansas; Concord, Manchester, Portsmouth and Nashua, New Hampshire; Worcester, Cape Cod, Martha's Vineyard and Nantucket, Massachusetts; and San Juan, Ponce, Mayaguez, Humacao and Arecibo, Puerto Rico. TeleCorp is headquartered in Arlington, Virginia. More information about the company can be found on the Web at www.telecorppcs.com.

                                      # # #

For additional information about SBA, please contact Jeffrey A. Stoops, President, (561) 995-7670.
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For additional information about TeleCorp PCS, Inc., please contact Russell
Wilkerson, director of corporate affairs, at (703) 625-2069 (mobile) or (703) 236-1292 (office).


Information Concerning Forward-Looking Statements

Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in each company's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of each company's Securities and Exchange Commission filings. Each company wishes to caution readers that certain important factors may have affected and could in the future affect either the company's actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of either company. With respect to pending new tower build projects, a number of factors will affect the timing and number of new build completions, including without limitation, zoning difficulty, carrier design changes, changing local market conditions and weather. Neither company undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date hereof.